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                                                                   Exhibit 10.59

                             Dated 24 September 2004


                              DEED OF TAX INDEMNITY


Linklaters

10th Floor, Alexandra House
Chater Road
Hong Kong

Telephone (852) 2842 4888
Facsimile (852) 2810 8133/2810 1695

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THIS DEED is made on 24 September 2004

BETWEEN:

(1) Hutchison Telecommunications Limited, a company incorporated under the laws of Hong Kong whose registered office is at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong (the "Indemnifier");

and

(2) Hutchison Telecommunications International Limited, a company incorporated under the laws of the Cayman Islands whose principal place of business is at 18th Floor, Two HarbourFront, 22 Tak Fung Street, Hunghom, Kowloon, Hong Kong (the "Company"), for itself and in its capacity as trustee for the other Beneficiaries (as defined below).

WHEREAS:

(A) A number of restructuring steps have been taken to transfer certain companies within the group of the Indemnifier to the Company and its group (the "Restructuring") prior to a global offering and listing of the Company's shares.

(B) In order to effect the Restructuring and the global offering and listing, the Indemnifier has agreed to execute and deliver this Deed in favour of the Company in respect of the Beneficiaries (as defined in Clause 1 of this Deed).

(C) By restructuring documentation dated on or about the date of this Deed agreed between, inter alia, the Indemnifier and the Company, the Indemnifier and certain of its subsidiaries have agreed to sell and the Company and the Purchasing Companies have agreed to purchase the Beneficiaries (as defined in Clause 1 of this Deed) on the terms and conditions contained in those documents.

Now THIS DEED WITNESSES as follows:

1       DEFINITIONS AND INTERPRETATION

        1.1     DEFINITIONS

                In this Deed, except to the extent that the context requires otherwise:

                "Beneficiaries" means the Company and those companies which are accounted for in the combined financial statements of the Group for the year ended 31 December 2003 and as at 31 December 2003, contained in the accountants' report on the Group attached in Appendix 1 to the Prospectus and "Beneficiary" means any one of them as the context permits;

                "Claim" means the issue of any claim, notice, assessment, demand, letter or other document by or on behalf of any person, authority or body whatsoever or the taking of any other action by or on behalf of any person, authority or body from which it appears that a liability for or in respect of taxation is or may be imposed on any Beneficiary;

                "Commissioner" has the meaning given in section 3 of the Estate Duty Ordinance;

                "Costs" means all costs (including all legal costs), expenses, interests, penalties, fines, charges or other liabilities which any of the Beneficiaries may properly incur in connection with:

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                (i)     the investigation, assessment or the contesting of any
                        Claim contemplated in Clause 3 or 4.1, as the case may be;

                (ii) the settlement of any Claim contemplated in Clause 3 or 4.1, as the case may be;

                (iii) any legal proceedings in which any of the Beneficiaries make any Claim, as contemplated in Clause 3 or 4.1, as the case may be, and in which judgment is given for any of the Beneficiaries; or

                (iv)    the enforcement of any such settlement or judgement.

                "Estate Duty Law" means the Estate Duty Ordinance (or any other law having similar effect in the relevant jurisdiction in which any Beneficiary is affected).

                "Estate Duty Ordinance" means the Estate Duty Ordinance (Chapter 111 of the Laws of Hong Kong);

                "Estate Duty Provision" means the provisions of section 35 and/or section 43 of the Estate Duty Ordinance (or any other provision of law having similar effect in the relevant jurisdiction in which any Beneficiary is affected).

                "event" includes (without limitation) the death of any person, any action, omission or transaction whether or not any of the Beneficiaries is a party thereto and includes completion of the sale of the Beneficiaries to the Company or any of the Purchasing Companies and references to the result of events on or before the date hereof shall include the combined result of two or more events one or more of which shall have taken place before the date hereof;

                "Group" means the "Group" as defined in the Prospectus;

                "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

                "Indemnity Period" means a period of six years commencing on the Restructuring Date;

                "Listing Date" means the date, expected to be on or about 15 October 2004 on which trading in the shares of the Company commences on The Stock Exchange of Hong Kong Limited;

                "Party" means a party to this Deed and includes its successors in title, permitted assigns and permitted transferees;

                "Prospectus" means the document so entitled to be dated on or about 30 September 2004 relating to the offering for sale of shares in the Company to potential investors in Hong Kong;

                "Purchasing Companies" means the companies listed in Schedule 1 of this Deed;

                "Relief" means any relief, allowance, set-off or deduction in computing income, profits or gains or credits or rights to repayment of taxation available to any Beneficiary granted by or pursuant to any legislation concerning or otherwise relating to all forms of taxation;

                "Restructuring Date" means 22 September 2004;

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                "taxation" means any tax, levy, impost, duty or other charge or withholding of a similar nature (and, without prejudice to the generality of the foregoing, includes any amount payable to the revenue, customs or fiscal authorities in any part of the world and any costs, charges, penalty or interest payable in connection with any failure to pay or any delay in paying any of them).

        1.2     INTERPRETATION

                In this Deed, except to the extent that the context requires otherwise:

                1.2.1 references to a statute, treaty or legislative provision or to a provision of it shall be construed, at any particular time, as including a reference to any modification, extension or re-enactment at any time then in force and to all subordinate legislation made from time to time under it;

                1.2.2 references to this Deed include its Schedule, references to Clauses or Schedules are references to such provisions of this Deed;

                1.2.3 references to an agreement, deed, instrument, licence, code or other document (including this Deed), or to a provision contained in any of these, shall be construed, at the particular time, as a reference to it as it may then have been amended, varied, supplemented, modified, suspended, assigned or novated;

                1.2.4 references in the singular shall include references in the plural and vice versa, words denoting any gender shall include any other gender and words denoting natural persons shall include any other Persons;

                1.2.5 references to a Claim shall include any Claim whether made before or after the date hereof and whether satisfied or unsatisfied at the date hereof and shall also include:

                        (i) the loss of any Relief which could but for the Claim in question have been available to the Company or any of the Beneficiaries whether or not the said loss results in any taxation being payable at the time of such loss; and

                        (ii) the nullifying or cancellation of a right to repayment of taxation which would have been so available or is at the date hereof assumed by any of the Beneficiaries or the Company to be available;

                        and in such a case the amount of taxation which could otherwise have been relieved, allowed or credited by the Relief so lost or the amount of repayment which would otherwise have been obtained shall be treated as an amount of taxation for which a liability has arisen;

                1.2.6   headings shall be ignored in construing this Deed;

                1.2.7 the language which governs the interpretation of this Deed is the English language. All notices to be given by any Party and all other communications and documentation which are in any way relevant to this Deed or the performance or termination of this Deed, including any dispute resolution proceedings, shall be in the English language;

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                1.2.8   a reference to a "Person" includes any person, firm,
                        company, corporation, government, state or agency of a state, or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing.

2       CONDITION

        This Deed shall become effective on the Listing Date.

3       INDEMNITY

        The Indemnifier hereby undertakes to indemnify and keep indemnified the Company (both for itself and as trustee for each of the Beneficiaries) in accordance with the terms of this Deed on a full indemnity basis and hold the Company (both for itself and as trustee for each of the Beneficiaries) harmless from and against any diminution in the value of the assets of any Beneficiary which are attributable to the Company (through, in the case of a Beneficiary other than the Company, the Company's direct or indirect shareholding interest in any Beneficiary), as a result of any loss or liability suffered by any Beneficiary including, but not limited to, any diminution in the value of the assets of or shares in any Beneficiary, any payment made or required to be made by any Beneficiary and any Costs incurred as a result of or in connection with any Claim falling on any Beneficiary resulting from or by reference to any income, profits or gains earned, accrued or received on or before, or in respect of a period ending on or before, the Restructuring Date or as a consequence of any event which occurred on or before the Restructuring Date whether alone or in conjunction with other circumstances and whether or not such taxation is chargeable against or attributable to any other Person.

4       ESTATE DUTY INDEMNITY

        4.1 The Indemnifier shall indemnify and at all times keep the Company (both for itself and as trustee for each of the other Beneficiaries) fully and effectively indemnified from and against any depletion in or reduction in value of the assets of any Beneficiary which are attributable to the Company (through, in the case of a Beneficiary other than the Company, the Company's direct or indirect shareholding interest in any Beneficiary) as a consequence of, and in respect of any amount which any of the Beneficiaries may hereafter become liable to pay, being:

                (a) any duty which is or hereafter becomes payable by the Beneficiaries or any of them by virtue of an Estate Duty Provision by reason of the death of any person and by reason of the assets of the Beneficiaries or any of them being deemed for the purpose of estate duty to be included in the property passing on his or her death by reason of that person making or having made a relevant transfer to the Beneficiaries or any them;

                (b) any amount recovered against the Beneficiaries or any of them under an Estate Duty Provision in respect of any duty payable under an Estate Duty Provision by reason of the death of any person and by reason of the assets of the Beneficiaries or any of them being deemed for the purpose of estate duty to be included in the property passing on his death by reason of that person making or having made a relevant transfer to the Beneficiaries or any of them;

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                (c)     any amount of duty which the Beneficiaries or any of
                        them is obliged to pay by virtue of an Estate Duty Provision in respect of the death of any person in any case where the assets of another company are deemed for the purpose of estate duty to be included in the property passing on that person's death by reason of that person making or having made a relevant transfer to that other company and by reason of the Beneficiaries or any of them having received and distributed assets of that other company on their distribution within the meaning of an Estate Duty Law, but only to the extent to which the Beneficiaries or any of them is unable to recover an amount or amounts in respect of that duty from any other person under an Estate Duty Provision; and

                (d)     all Costs.

        4.2 Notwithstanding any other provision of this Deed, the Indemnifier will not be liable for any penalty imposed on the Beneficiaries or any of them under section 42 of the Estate Duty Ordinance (or any other provision of law having a similar effect in the relevant jurisdiction in which any Beneficiary is affected) by reason of the relevant Beneficiary defaulting in any obligation to give information to the Commissioner under section 42(1) of the Estate Duty Ordinance (or any other provision of law having a similar effect in the relevant jurisdiction in which any Beneficiary is affected), provided that any such obligations on the part of the Beneficiaries or any of them to give information do not go beyond the extent of the actual knowledge of the relevant Beneficiary, but the Indemnifier shall be liable for any interest on unpaid estate duty.

5       EXCLUSIONS

        Clauses 3 and 4 do not cover, and the Indemnifier shall be under no liability in respect of, any Claim:

        5.1 to the extent that provision has been made for such Claim in the combined financial statements of the Group as shown in the accountants' report in Appendix I to the Prospectus or to the extent that it relates to taxation incurred or accrued since 30 June 2004 which arises in the ordinary course of business of the Group as described in the section entitled "Business" in the Prospectus; or

        5.2 falling on any Beneficiary in respect of any accounting period commencing on or after 30 June 2004 unless liability for such a Claim would not have arisen but for some act or omission of, or transaction entered into by, the Indemnifier, the Beneficiaries or any of them (whether alone or in conjunction with some other act, omission or transaction, whenever occurring), otherwise than in the ordinary course of business or in the ordinary course of acquiring or disposing of assets, on or before the date of this Deed; or

        5.3 to the extent of any provisions or reserve made for any Claim in the audited accounts of any Beneficiaries or of the Group up to and including 30 June 2004 which is finally established to be an over-provision or an excessive reserve provided that the amount of any such provision or reserve applied pursuant to this Clause 5 to reduce the Indemnifier's liability in respect of the taxation shall not be available in respect of any such liability arising thereafter; or

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        5.4     to the extent that such a Claim is discharged by another person who is not any of the Beneficiaries and none of the Beneficiaries is required to reimburse such person in respect of the discharge of the Claim; or

        5.5 to the extent that such Claim would not have arisen but for a voluntary act or transaction carried out (other than pursuant to a legally binding commitment created on or before the date of this Deed) by the relevant Beneficiary after the date of this Deed; or

        5.6 to the extent that such Claim arises or is increased as a result wholly or partly of any increases in rates of taxation or change in law made after the date of this Deed with retrospective effect; or

        5.7 which arises as a result of any Beneficiary failing to act in accordance with the reasonable request of the Indemnifier in avoiding, resisting, compromising or settling such taxation but only where such failure to act occurs after the Restructuring Date, or;

        5.8 to the extent that such Claim arises, or is referable to any period, after the end of the Indemnity Period.

6       COSTS AND EXPENSES

        The indemnities given under this Deed shall cover all costs and expenses (on a full indemnity basis) attributable to the Company (through, in the case of a Beneficiary other than the Company, the Company's direct or indirect shareholding interest in any Beneficiary) and incurred by any Beneficiary in connection with any Claim, and any penalties, fines or interest payable by any Beneficiary relating to any Claim for which the Indemnifier is liable under this Deed.

7       REIMBURSEMENT

        In the event that any Claim the subject of an indemnity hereunder is or has been discharged or suffered by any of the Beneficiaries (whether by payment or by the loss of any Relief) the indemnity given hereunder shall take effect as a covenant by the Indemnifier forthwith to indemnify the Company (both for itself and as trustee for each of the other Beneficiaries) pursuant to the terms of this Deed.

8       CONDUCT OF CLAIMS

        If the Company becomes aware of a Claim relevant for the purposes of this Deed, it shall as soon as reasonably practicable give notice thereof to the Indemnifier and shall (subject to the Company being indemnified to its satisfaction against any liability, costs, damages or expenses which may be incurred thereby) take such action and procure that the Beneficiaries shall take such action as the Indemnifier may reasonably request to avoid, resist, dispute, defend, compromise or appeal against the Claim, provided that none of the Beneficiaries shall be required to take any steps which would require any admission of guilt or liability relating to matters connected with the Claim in question or which would affect the future conduct of the business of the relevant Beneficiary or affect the rights or reputations of any of them nor shall they be required to take any such action unless the Indemnifier shall have produced to them a leading barrister's opinion that such action is reasonable.

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9       SET-OFF AND DEDUCTIONS

        All payments to be made by the Indemnifier under this Deed shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required to be made from any such payment the Indemnifier shall, together with such payment, pay such additional amount as is necessary to ensure that the recipient receives the full amount due hereunder.

10      WAIVER AND SEVERABILITY

        No failure or delay by any Beneficiary in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby.

11      ASSIGNMENT

        The Company may assign its rights and benefits under this Deed.

12      NOTICES

        12.1 Each notice, demand or other communication given or made under this Deed shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out in Clause 12.2.

        12.2 The addresses and fax numbers of the parties for the purpose of Clause 12.1 are as follows:

                The Indemnifier

                HUTCHISON TELECOMMUNICATIONS
                LIMITED

                Address:                         22nd Floor, Hutchison House, 10
                                                 Harcourt Road, Hong Kong

                Fax Number:                      (852) 2128 1778

                Attention:                       Company Secretary

                THE COMPANY

                HUTCHISON TELECOMMUNICATIONS
                INTERNATIONAL

                Limited
                Address: 18th Floor, Two HarbourFront, 22 Tak Fung Street, Hunghom,
                                                 Kowloon, Hong Kong

                Fax Number:                      (852) 2827 1393

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                Attention:                       Company Secretary

                With a copy to:

                HUTCHISON WHAMPOA LIMITED

                Address:                         22nd Floor, Hutchison House,
                                                 10 Harcourt Road, Hong Kong

                Fax Number:                      (852) 2128 1778

                Attention:                       Company Secretary

13      GOVERNING LAW, JURISDICTION AND SERVICES OF PROCESS

        This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the parties irrevocably agree that the Hong Kong courts are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed.

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IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.


EXECUTED AND DELIVERED as a DEED                )
under the COMMON SEAL of HUTCHISON              )
TELECOMMUNICATIONS LIMITED                      )         [Common Seal]
in the presence of:                             )


/s/  Edith Shih

/s/  Susan Chow


EXECUTED AND DELIVERED as a DEED                )
under the COMMON SEAL of HUTCHISON              )
TELECOMMUNICATIONS INTERNATIONAL                )         [Common Seal]
LIMITED                                         )
in the presence of:

/s/  Susan Chow

/s/  Edith Shih

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                                   SCHEDULE 1

                              PURCHASING COMPANIES

1.      HTI (BVI) Holdings Limited

2.      Hutchison Telecommunications International (Thailand) Holdings Limited

3.      Hutchison Telecommunications International (Cayman) Holdings Limited

4.      Hutchison Telecommunications International Limited

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